Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I consent to the incorporation of my report dated March 25, 2005 on the financial statement of Global Aircraft Solutions as of December 31, 2004 and 2003 and for the two years then ended, which is included in this Form SB-2/A dated August 5, 2005 of Global Aircraft Solutions and to the reference to my Firm under the caption "Financial Statements" in the Form SB-2/A.


/s/ Larry O'Donnell
Larry O'Donnell, CPA, P.C.


August 5, 2005
Aurora, Colorado